Exhibit 24-c



                                                 POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS:

                  THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of shares of the Corporation's Common Stock pursuant to the Stock Savings Plan; and

                  WHEREAS, each of the undersigned is a director of the Corporation;

                  NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Donald E. Kiernan, Roger W. Wohlert, or any one of them, all of the City of San Antonio and State of Texas, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

                  IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 31st day of March 2000.


/s/ Clarence C. Barksdale           /s/ James E. Barnes
Clarence C. Barksdale               James E. Barnes
Director                            Director


/s/ August A. Busch III             /s/ Ruben R. Cardenas
August A. Busch III                 Ruben R. Cardenas
Director                            Director






  /s/ William P. Clark              /s/ Martin K. Eby, Jr.
William P. Clark                   Martin K. Eby, Jr.
Director                           Director


/s/ Herman E. Gallegos              /s/ Jess T. Hay
Herman E. Gallegos                 Jess T. Hay
Director                           Director


 /s/ James A. Henderson             /s/ Bobby R. Inman
James A. Henderson                  Bobby R. Inman
Director                            Director


  /s/ Charles F. Knight              /s/ John B. McCoy
Charles F. Knight                   John B. McCoy
Director                            Director



 /s/ Mary S. Metz                     /s/ Toni Rembe
Mary S. Metz                        Toni Rembe
Director                            Director


 /s/ S. Donley Ritchey              /s/ Joyce M. Roche
S. Donley Ritchey                  Joyce M. Roche
Director                           Director


 /s/ Richard M. Rosenberg            /s/ Carlos Slim Helu
Richard M. Rosenberg               Carlos Slim Helu
Director                           Director


 /s/ Patricia P. Upton
Patricia P. Upton
Director